CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                            /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP

Denver, Colorado
June 28, 1996